EXHIBIT (m)(1)(b)

AMENDED SCHEDULE A to MASTER DISTRIBUTION PLAN FOR CLASS A SHARES1

Dated: January 23, 2025

	Distribution and Service Fee	Effective Date
Calvert Management Series
Calvert Emerging Markets Focused Growth Fund	0.25%	12/21/2022
Calvert Flexible Bond Fund	0.25%	2/15/2017
Calvert Floating-Rate Advantage Fund	0.25%	10/10/2017
Calvert Global Equity Fund	0.25%	4/12/2023
Calvert Global Small-Cap Equity Fund	0.25%	4/12/2023
Calvert Responsible Municipal Income Fund	0.25%	12/31/2016
Calvert Small/Mid-Cap Fund	0.25%	4/12/2023
The Calvert Fund
Calvert Income Fund	0.25%	12/31/2016
Calvert Short Duration Income Fund	0.25%	12/31/2016
Calvert Core Bond Fund	0.25%	12/31/2016
Calvert Ultra-Short Duration Income Fund	0.25%	12/31/2016
Calvert High Yield Bond Fund	0.25%	1/27/2017
Calvert Mortgage Access Fund	0.25%	4/28/2022
Calvert Responsible Index Series, Inc.
Calvert International Responsible Index Fund	0.25%	12/31/2016
Calvert US Large-Cap Core Responsible Index Fund	0.25%	12/31/2016
Calvert US Large-Cap Growth Responsible Index Fund	0.25%	12/31/2016
Calvert US Large-Cap Value Responsible Index Fund	0.25%	12/31/2016
Calvert US Mid-Cap Core Responsible Index Fund	0.25%	12/31/2016
Calvert Impact Fund, Inc.
Calvert Small Cap Fund	0.25%	1/27/2017
Calvert Global Energy Solutions Fund	0.25%	12/31/2016
Calvert Global Water Fund	0.25%	12/31/2016
Calvert Green Bond Fund	0.25%	12/31/2016
Calvert Social Investment Fund
Calvert Balanced Fund	0.25%[2]	12/31/2016
Calvert Bond Fund	0.25%[3]	12/31/2016
Calvert Equity Fund	0.25%	1/3/2017
Calvert Conservative Allocation Fund	0.25%	12/31/2016
Calvert Moderate Allocation Fund	0.25%	12/3120/16
Calvert Growth Allocation Fund	0.25%	12/31/2016
Calvert Focused Value Fund	0.25%	4/28/2022

	Distribution and Service Fee	Effective Date
Calvert World Values Fund, Inc.
Calvert Emerging Markets Advancement Fund	0.25%	10/1/2019
Calvert Emerging Markets Equity Fund	0.25%	12/31/2016
Calvert International Equity Fund	0.25%	1/6/2017
Calvert International Opportunities Fund	0.25%	12/31/2016
Calvert Mid-Cap Fund	0.25%	12/31/2016

1The fees shown are the fees authorized by the Board to be paid to Eaton Vance Distributors, Inc. (“EVD”) under the Class A distribution plan

2For Calvert Balanced Fund, the fee is applied on assets under management (AUM) over $30 million.

3The Master Distribution Plan for Class A Shares authorizes distribution and service fees of up to 0.25% annually.  The Board has authorized distribution and service fees of 0.20% annually.